UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report (Date of Earliest Event Reported)
September 19, 2017

GGP INC.
(Exact name of registrant as specified in its charter)

Delaware	1-34948	27-2963337
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification
incorporation)		Number)

110 N. Wacker Drive, Chicago, Illinois 60606
(Address of principal executive offices)  (Zip Code)

(312) 960-5000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02               DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS

(b)    On September 19, 2017, Michael B. Berman, Executive Vice President and Chief Financial Officer of GGP Inc. (the "Company") provided notice to the Company of his intention to retire from the Company on March 1, 2018, or such earlier date as mutually agreed to by the Company and Mr. Berman (the "Retirement Date").

Effective on the Retirement Date, the Company has agreed to (i) waive the service-based vesting requirements of Mr. Berman’s time-vesting equity through March 1, 2020 as if Mr. Berman remains an employee of the Company through such date, and (ii) provide Mr. Berman three years from his Retirement Date to exercise his options and appreciation-only operating partnership units.

(c)    On September 21, 2017, the Company announced the appointment of Heath R. Fear as the Company’s Executive Vice President, Finance, effective November 6, 2017. Upon Mr. Berman's retirement, Mr. Fear will assume the role of Executive Vice President and Chief Financial Officer of the Company.

Mr. Fear will receive (i) annual base compensation of $750,000 and (ii) an initial equity award of shares of restricted stock of the Company valued on the date of grant at $1,650,000 ("Restricted Stock"). 75% of the Restricted Stock will vest in four equal installments on each of the first four anniversaries of the grant date. The remaining 25% of the Restricted Stock is subject to achievement of performance goals, and if performance goals are achieved, will vest in four equal installments on each of the first four anniversaries of the grant date. Mr. Fear’s target annual cash incentive percentage potential is 80% of his annual base salary for 2017 and 100% of his annual base salary for 2018. Mr. Fear will be eligible to receive an annual equity award consistent with the current equity plan for senior executives and the terms and conditions set forth in the Company’s 2010 Equity Incentive Plan. Mr. Fear's target annual equity incentive is $1,000,000 for 2018. If Mr. Fear is terminated by the Company without cause, Mr. Fear will be eligible to receive a severance payment equal to one year’s base salary plus a prorated annual cash incentive based on the most recently received annual cash incentive.

Mr. Fear was most recently the Executive Vice President, Chief Financial Officer and Treasurer of Retail Properties of America, Inc. ("RPAI"), a position he held since August 2015. Prior to joining RPAI, Mr. Fear was with the Company for 12 years and, most recently, served as Senior Vice President, Capital Markets for the Company and was a member of the Company’s capital and management committees.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated September 21, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GGP INC.

	By:	/s/ Stacie L. Herron
Stacie L. Herron, Vice President and Secretary

Date: September 21, 2017